EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Brownie’s Marine Group, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2020 as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: March 31, 2021	/s/ Christopher H. Constable
	Name:	Christopher H. Constable
	Title:	Chief Executive Officer, principal executive officer

/s/Robert M. Carmichael
	Name:	Robert M. Carmichael
	Title:	Chief Financial Officer, principal financial and accounting officer

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Brownie’s Marine Group, Inc. and will be retained by Brownie’s Marine Group, Inc. and furnished to the United States Securities and Exchange Commission or its staff upon request.